SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)	November 5, 2003

INTERPOOL, INC.

______________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11862 (Commission File Number)	13-3467669 (IRS Employer ID Number)

211 College Road East, Princeton, New Jersey	08540

(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(609) 452-8900

Not Applicable

(Former name or former address, if changed since last report)

Item 5.	Other Events.

          On November 5, 2003, Interpool, Inc. (the “Company”) reported preliminary unaudited restated financial results for the years ended December 31, 2000 and 2001 and preliminary unaudited financial results for the year ended December 31, 2002. The Company also announced preliminary unaudited restated financial results for the quarter ended March 31, 2002 and preliminary unaudited financial results for the quarter ended March 31, 2003.

          As previously announced, the release of the Company’s financial results for 2002 and the filing of its Form 10-K for the year ended December 31, 2002 have been delayed since March because the Company has been engaged in a restatement of its past financial statements to correct the accounting treatment for certain transactions. Complete financial statements, including footnotes, for the years ended December 31, 2000, 2001 and 2002 and the quarter ended March 31, 2003 are not currently available. As a result, the Company is not yet able to file its Form 10-K for the year ended December 31, 2002 or its Form 10-Q for the quarter ended March 31, 2003 with the Securities and Exchange Commission.

          The amounts set forth in the Company’s preliminary unaudited financial statements, giving effect to the restatement, continue to be evaluated by the Company and will remain subject to change until the Company’s evaluation and the audits and review by the Company’s independent auditors have been completed.

          As previously announced, the Company’s auditors, KPMG LLP, which replaced Arthur Andersen LLP during 2002, have not yet completed their audits of the Company’s 2000, 2001 and 2002 financial statements or their review of the Company’s March 31, 2003 interim quarterly results, and will not complete these audits or this review until after they receive and are able to review a final report of the special counsel engaged by the Company’s audit committee to conduct an inquiry into the circumstances causing the Company’s financial statements to require restatement. This inquiry was conducted by the law firm of Morrison & Foerster LLP with the assistance of forensic accountants from Ernst & Young LLP. A preliminary written report of this inquiry has been prepared and furnished to the Company’s Board of Directors and KPMG and a final version of this report will be delivered to the Board and KPMG as soon as it is available.

          Complete information about the Company’s financial results for the years ended December 31, 2000, 2001 and 2002, including a description of the changes to the Company’s previous financial statements resulting from the restatement, the recommendations made by the audit committee’s special counsel, changes made by the Company in its internal procedures and controls, and the other steps being taken by the Company to implement the special counsel’s recommendations, will be included in the Company’s Form 10-K for the year ended December 31, 2002. The Company will file its 2002 Form 10-K as soon as possible but at the present time the Company is unable to predict when this filing will be made.

          In connection with the continued delay in the release of the Company’s financial statements, the Company requested that its lenders and other financial institutions provide further extensions of the waivers previously granted by these institutions to allow for late filing of the Company’s financial statements and reports with the Commission. The Company has received all necessary waivers, most of which allow the Company to file the Form 10-K on or before January 9, 2004. Interpool is continuing to work actively with a few institutions, which initially granted only short-term waivers, to arrange to have these waivers extended through January 9, 2004, where possible.

          A copy of the Company’s November 5, 2003 press release is attached hereto as an Exhibit to this Form 8-K.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

           (c)  Exhibits.

99	Press Release dated November 5, 2003 (with attached preliminary unaudited financial information).

Item 9.      Regulation FD Disclosure

          The Company’s November 5, 2003 press release contained preliminary unaudited financial information for completed fiscal periods. A copy of this press release is included as Exhibit 99 hereto. The information provided in this Current Report on Form 8-K is being furnished pursuant to Item 12, Results of Operations and Financial Condition.

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signature on following page.]

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERPOOL, INC. By: /s/ Martin Tuchman Name: Martin Tuchman Title: Chairman and Chief Executive Officer

Dated: November 5, 2003